UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2006
COMERICA INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-10706	38-1998421

(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)
Comerica Tower at Detroit Center
500 Woodward Avenue, MC 3391
Detroit, Michigan 48226

(Address of principal executive offices) (zip code)
(313) 222-6317
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
SIGNATURES

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On November 10, 2006, Comerica Incorporated and its primary bank subsidiary, Comerica Bank (collectively, “Comerica”), settled certain litigation described below which settlement, among other things, resulted in the payment by Washington Mutual Bank and New American Capital, Inc., both of which are wholly owned subsidiaries of Washington Mutual, Inc. (“Washington Mutual”), to Comerica of $47 million. The settlement agreement (“Agreement”), dated as of November 3, 2006, became enforceable on November 10, 2006 and was entered into by and among Comerica, Washington Mutual, Mercedes Apodaca, Phyllis Barr, Amy Chang, Teresa Chavez, James Cooper, James Daley, Linda Doll, Cynthia Graves, Allison Hamasu, Daniel Harris, Thomas Holder, Jennifer Huynh, John Kay, Wendie Lewin-Skeoch, Fernando Loza, Richard Lundin, Kathleen Nanez, Lynda Perez, Joann Quirong, Laurie Sams, Janet Stiles, Ida Tam, Aubrey Walden, and Kenneth Wu (the “Individual Defendants”) and Commercial Capital Bank’s (“CCB”) former chief executive officer and chairman of the board, Stephen Gordon. The Agreement provides for the settlement and mutual release of claims arising in: (1) Comerica’s action filed in San Francisco, California Superior Court against CCB, Commercial Capital Bancorp Inc. and those employees who resigned from Comerica Bank in July 2005 and took employment with CCB; (2) a related cross-complaint filed by certain of the Individual Defendants; and (3) related actions filed by James Daley in the Orange County, California Superior Court.
In addition to the payment described above, the Agreement includes a mutual general release by each of the parties and provides for dismissal with prejudice of all pending litigation among the parties. Each party to the Agreement is to bear its own attorneys’ fees, costs and expenses. All cross-actions and related actions against Comerica are dismissed with prejudice in exchange for Comerica’s dismissal of its action. The Agreement provides that each of the Individual Defendants will stipulate to a court order prohibiting them from using any Comerica trade secrets to compete for any Comerica customer and requiring the return or destruction of any Comerica trade secrets. The order is to remain in effect until November 10, 2008. Washington Mutual has also agreed that with respect to any Comerica documents or information under Washington Mutual’s dominion and control, it will safeguard and protect the confidentiality of those documents pending their return or destruction in accordance with the Agreement. Pursuant to the Agreement, Mr. Gordon has agreed for a period of three years not to hire or solicit the employment of any Individual Defendant, either on his own behalf or on behalf of any other person.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMERICA INCORPORATED

By:	/s/ Jon W. Bilstrom

Name:	Jon W. Bilstrom
Title:	Executive Vice President — Governance, Regulatory Relations and Legal Affairs, and Secretary
Date: November 13, 2006